Exhibit 99.1

XTENT, Inc. Announces Approval of Plan of Liquidation and Dissolution by Board of Directors and Filing of Proxy Materials with the SEC

MENLO PARK, Calif., May 15, 2009 - XTENT, Inc. (“XTENT” or the “Company”) (Nasdaq: XTNT) today announced that its Board of Directors has determined, after consideration of potential strategic alternatives, that it is in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Company’s Board of Directors has unanimously approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”) subject to stockholder approval. The Company intends to hold a special meeting of the stockholders to seek approval of the Plan of Dissolution and today it filed related proxy materials with the Securities and Exchange Commission (the “SEC”). Although the Company’s Board of Directors has approved the Plan of Dissolution, it will continue to consider any reasonable alternative strategic proposals presented to the Company.

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, satisfy or resolve its remaining liabilities and obligations, including contingent liabilities and costs associated with the liquidation and dissolution, make reasonable provisions for unknown claims and liabilities, and make distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company plans to delist its common stock from the NASDAQ Global Market.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC.

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan of Dissolution, the Company has filed with the Securities and Exchange Commission a proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date for the special meeting of stockholders which has yet to be determined. A free copy of the proxy statement and other documents filed with the SEC by the Company may also be obtained by directing a written request to: XTENT, Inc., Attn: Secretary, 125 Constitution Drive, Menlo Park, CA 94025, or by accessing the “Investor Relations” section of the Company’s website at http://investor.xtentinc.com/. Stockholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the Plan of Dissolution.

About XTENT

XTENT, Inc. is a medical device company focused on developing and commercializing innovative customizable drug eluting stent (“DES”) systems for the treatment of coronary artery disease (“CAD”). CAD is the most common form of cardiovascular disease and the number one cause of death in the United States and Europe. XTENT® Custom NX® DES Systems are designed to enable the treatment of single lesions, long lesions and multiple lesions of varying lengths and diameters, in one or more arteries with a single device. For further information, please visit our website at http://www.xtentinc.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning XTENT’s proposed liquidation and dissolution.  Actual results may differ materially from the results predicted. We believe that these potential risks and uncertainties include the possibility that dissolution and liquidation may not be approved by the stockholders or may be delayed, the possibility that no reasonable strategic alternatives to the dissolution and liquidation of XTENT become available, and that distributions to stockholders may take several years to complete. In addition, no assurance can be given as to the amount of cash actually to be distributed to the stockholders. Statements in this release should be evaluated in light of these important factors.  More information about these and other important factors that could affect our business and financial results is included in the “Risk Factors” section of our quarterly report on Form 10-Q filed with the SEC on May15, 2009.

Investor Relations:

Tim Kahlenberg

Chief Financial Officer

650-475-9479

tkahlenberg@xtentinc.com

or

Ronald Austin

General Counsel

650-433-4834

raustin@xtentinc.com